                                                            EXHIBIT NO. 99.9(a)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the Registration Statement (File Nos. 2-38613 and 811-2031) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust"), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 45 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 1998.


                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
January 23, 2001